UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2012

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 20, 2012, Cytokinetics, Incorporated (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company LLC as representative of the several underwriters named therein (the “Underwriters”) for separate, concurrent offerings of the Company’s securities, which together are expected to result in net proceeds to the Company of $56.0 million.

The first Underwriting Agreement relates to the public offering and sale of 55,921,055 shares of the Company’s common stock and five year warrants, at a price to the public of $0.76 per share and accompanying warrant (the “Common Stock and Warrant Offering”). The accompanying warrants will be exercisable, beginning on the date of issuance, to purchase up to an aggregate of 33,552,633 shares of the Company’s common stock. Each investor in this offering will receive a warrant to purchase 0.6 shares of the Company’s common stock at an exercise price of $0.88 per share for each share of common stock purchased. Pursuant to the first Underwriting Agreement, the Underwriters have agreed to purchase these securities from the Company at a price of $0.7144 per share and accompanying warrant.

The second Underwriting Agreement relates to the public offering and sale of 23,026 shares of the Company’s Series B Convertible Preferred Stock (the “Series B”) and five year warrants, exercisable beginning on the date of issuance, to purchase up to an aggregate of 13,815,600 shares of the Company’s common stock (the “Series B and Warrant Offering”). Each investor in the Series B and Warrant Offering will receive a warrant to purchase 600 shares of the Company’s common stock at an exercise price of $0.88 per share for each share of Series B purchased. The offering price to the public is $760.00 per share of Series B and accompanying warrant. Pursuant to the second Underwriting Agreement, the Underwriters have agreed to purchase these securities from the Company at a price of $714.40 per share and accompanying warrant.

The rights, preferences and privileges of the Series B are set forth in a Certificate of Designation of Series B Convertible Preferred Stock, a form of which is attached as Exhibit 4.1 and which the Company expects to file with the Delaware Secretary of State on or before June 25, 2012. Each share of Series B is convertible into 1,000 shares of the Company’s common stock at any time at the holder’s option. However, the holder will be prohibited from converting Series B into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s common stock then issued and outstanding. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series B will receive a payment equal to $0.001 per share of Series B before any proceeds are distributed to the holders of common stock. Shares of Series B will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B will be required to amend the terms of the Series B. Shares of Series B will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all common stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series B;

•	on parity with the Company’s Series A Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series B; and

•	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

Each of the Common Stock and Warrant Offering and the Series B and Warrant Offering is being made pursuant to the Company’s effective shelf registration statements on Form S-3 (Registration Nos. 333-178189 and 333-182226), including the prospectus dated December 8, 2011 contained therein, as the same has been supplemented.

The sale shares of Common Stock and Series B and the accompanying warrants is expected to close on June 25, 2012. Each Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any common stock of the Company for 90 days after June 20, 2012 without first obtaining the consent of Cowen and Company LLC.

A copy of the Underwriting Agreement relating to the Common Stock and Warrant Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series B and Warrant Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. A copy of the form of warrant is attached hereto as Exhibit 4.2 and incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreements, the warrant and the rights, preferences and privileges of the Series B is qualified in its entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares and accompanying warrants in these Offerings is attached as Exhibit 5.1 hereto.

Item 9.01.	Exhibits.

1.1	Underwriting Agreement, dated June 20, 2012

1.2	Underwriting Agreement, dated June 20, 2012

4.1	Form of Certificate of Designation of Series B Convertible Preferred Stock of Cytokinetics, Inc.

4.2	Form of Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated June 20, 2012, regarding pricing of public offerings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

June 20, 2012	By:	/s/ Sharon Barbari
	Name:	Sharon Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 20, 2012

1.2	Underwriting Agreement, dated June 20, 2012

4.1	Form of Certificate of Designation of Series B Convertible Preferred Stock of Cytokinetics, Inc.

4.2	Form of Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release dated June 20, 2012, regarding pricing of public offerings